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                                                                EXHIBIT 10. (pp)

[FIRST NATIONAL BANK LOGO]

  LOAN NUMBER          LOAN NAME                ACCT, NUMBER         NOTE DATE            INITIALS
 2000001751/6       M-Tron Industries, Inc.
 Renewal Plus        INDEX (w/Margin)                                06/14/04               JRK
  NOTE AMOUNT      FNBO National                    RATE           MATURITY DATE        LOAN PURPOSE
$1, 200,000, 00    Base Rate plus 0.500%            4.5%             04/30/07            Commercial

                                          Creditor Use Only

                                 PROMISSORY NOTE
                        (Commercial-Draw-Variable Rate)

DATE AND PARTIES. The date of this Promissory Note (Note) is May 14, 2004. The parties and their addresses are:

    LENDER:
        FIRST NATIONAL BANK OF OMAHA
        STOP CODE 1030
        1620 Dodge St
        Omaha, Nebraska 68197
        Telephone: (402) 633-3555

    BORROWER:
        M-TRON INDUSTRIES, INC.
        a Delaware Corporation
        100 Douglas Avenue
        Yankton, South Dakota 57078

1.    DEFINITIONS. As used in this Note, the terms have the following meanings;

      A. PRONOUNS. The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually end together with their heirs, successors and assigns, and each other person of legal entity (including guarantors, endorsers, end sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.

      B. NOTE. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

      C. LOAN. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

      D. PROPERTY. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan,

      E. PERCENT. Rates and rate change limitations are expressed as annualized percentages.

2. PROMISE TO PAY. For value received I promise to pay you or your order, at your address, or at such other location as you may designate, amount advanced from time to time under the terms of this Note up to the maximum total principal balance of $1,200,000.00 [Principal]. plus interest from the data of disbursement, on the unpaid outstanding Principal balance until this Note matures or this obligation is accelerated.

3. ADVANCES. Advances under this Note are made according to the following terms and conditions.

      A. REQUESTS FOR ADVANCES. My requests are a warranty that I am in compliance with all the Loan documents. When required by you for a particular method of advance, my requests for an advance must specify the requested amount and the date and be accompanied with any agreements, documents, and instruments that you require for the Loan. Any payment by you of any check, share draft or other charge may, at your option, constitute an advance on the Loan to me. All advances will be made in United States dollars. I will indemnity you and hold you harmless for your reliance on any request for advances that you reasonably believe to be genuine. To the extent permitted by law, I will indemnify you and hold you harmless when the person making any request represents that I authorized this person to request an advance even when this person is unauthorized or this person's signature is not genuine.

      I or anyone I authorize to act on my behalf may request advances by the following methods.

            (1) I make a request in person.

            (2) I make a request by phone.

            (3) I make a request by mail.

            (4) I write a check or share draft.

      B. ADVANCE LIMITATIONS. In addition to any other Loan conditions, requests for, and access to, advances are subject to the following limitations.

            (1) OBLIGATORY ADVANCES. You will make all Loan advances subject to this Agreement's terms and conditions. :

            (2) ADVANCE AMOUNT. Subject to the terms and conditions contained in this Note, advances will be made in exactly the amount I request.

            (3) DISBURSEMENT OF ADVANCES. On my fulfilment of this Note's terms and conditions, you will disburse the advance in any manner as you and I agree.

            (4) CREDIT LIMIT. I understand that you will not ordinarily grant a request for an advance that would cause the unpaid principal of my Loan to be greater than the Principal limit. You may, at your option, grant such a request without obligating yourselves to do so in the future.

            (5) RECORDS. Your records will be conclusive evidence as to the amount of advances, the Loan's unpaid principal balances and the accrued interest.

4. INTEREST. interest will accrue on the unpaid Principal balance of this Note at the rate of 4.5 percent (Interest Rate) until May 15, 2004. after which time it may change as described in the Variable Rate subsection.

      A. INTEREST AFTER DEFAULT. If you declare a default under the terms of this Loan, including for failure to pay in full at maturity, you may increase the Interest Rate payable on the outstanding Principal balance of this Note. In such event, interest win accrue on the outstanding Principal balance at the variable Interest Rate in effect from time to time, plus an additional 6.000 percent, until paid in full.

      B. MAXIMUM INTEREST AMOUNT. Any amount assessed or collected as interest under the terms of this Note or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me,

M-Tron Industries, Inc.
Nebraska Promissory Note                                                                   Initials______
NE/4XX27073500725200004364003051404N  (c)(1996) Bankers Systems, Inc., St. Cloud, MN [ILLEGIBLE]   Page 1

      C. STATUTORY AUTHORITY. The amount assessed or collected on this Note is authorized by the Nebraska usury laws under Neb, Rev. Stot. ! 45.101.03.

      D. ACCRUAL. During the scheduled term of this Loan Interest accrues using an Actual/360 days counting method.

      E. VARIABLE RATE. The Interest Rate may change during the term of this transaction.

            (1) INDEX. Beginning with the first Change Date, the Interest Rate will be based on the following index: the base rate in effect from time to time and designated by First National Bank of Omaha [ILLEGIBLE] its National Base Rate.

            The Current Index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. Yog will give me notice of your choice.

            (2) CHANGE DATE. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change May 15, 2004 and daily thereafter.

            (3) CALCULATION OF CHANGE. On each Change Date, you will calculate the Interest Rate, which will be the Current Index plus 0.500 percent. The result of this calculation will be rounded to the nearest .001 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

            (4) LIMITATIONS. The Interest Rate change* era subject to the following limitations.

            (a) LIFETIME. The Interest Rate will never be less than 4.500 percent.

            5. EFFECT OF VARIABLE RATE. A change in the Interest Rate will have the following effect on the payments: The amount of the final payment will change.

5. PAYMENT. I agree to pay this Note as follows: I agree to pay this Note in 36 payments. This Note is amortized over 60 payments. A payment of 422,369.76 will be due May 31, 2004, and on the last day of each month thereafter. A final payment of the entire unpaid balance of Principal and interest will be due April 30, 2007. Any changes in the Interest Rate will affect the amount of this payment.

Payment will be rounded to the nearest 4.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 3lst day of a month that contains no such day will, instead, be made on the last day of such month.

Each payment I make on this Note will be applied first to interest that is due then to principal that is due, and finally to any charges that I owe other than principal and interest. If you and I agree to a different application of payments, we will describe our agreement on this Note. The actual amount of my final payment will depend on my payment record,

6. PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

7. LOAN PURPOSE. The purpose of this Loan is to fund the purchase of new and used equipment.

8. SECURITY. This Loan is secured by the following, previously executed, security instruments or agreements: Restated Loan/Security Agreement dated August 31, 2001. Letter of Credit IRS1351047 issued by Fleet National Bank on behalf of Lynch Corporation in the amount of $ 1,000,000.00 dated September 9, 2002.

9. DEFAULT. I will be in default if any of the following occur:

      A. PAYMENT. I fail to make a payment in full when due.

      B. INSOLVENCY OR BANKRUPTCY. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due; or I petition for protection under federal, state or local bankruptcy, insolvency or debtor relief laws, or am the subject of a petition or action under such laws and fail to have the petition or action dismissed within a reasonable period of time not to exceed 60 days.

      C. BUSINESS TERMINATION. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

      D. FAILURE TO PERFORM. I fail to perform any condition or to keep any promise or covenant of this Note.

      E. OTHER DOCUMENTS. A default occurs under the terms of any other transaction document.

      F. OTHER AGREEMENTS. I am in default on any other debt or agreement I have with you.

      G. MISREPRESENTATION. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

      H. JUDGMENT. I fail to satisfy or appeal any judgment against me.

      I. [ILLEGIBLE] The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

      J. NAME CHANGE. I change my name or assume an additional name without notifying you before making such a change.

      K. PROPERTY TRANSFER. I transfer all or a substantial part of my money or property.

      L. PROPERTY VALUE. The value of the Property declines or is impaired.

      M. MATERIAL CHANGE. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

      N. INSECURITY. You reasonably believe that you are insecure.

10. ASSUMPTIONS. Someone buying the Property cannot assume the obligation. You may declare the entire balance of the Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, or transfer of the Property.

11. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

      A. Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law. consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

            (1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

            (2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

            (3) You may release, substitute or impair any Property securing this Note.

            (4) You, or any institution participating in this Note, may invoke your right of set-off.

            (5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

            (6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

      B. NO WAIVER BY LENDER. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, prevelages or right to insist upon my strict performance of any provisions contained in this Note, or other Loan documents, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

12. REMEDIES. After I default, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following.

      A. Acceleration. You may make all or any part of the amount owing by the terms of this Note immediately due.

      B. Sources. You may use any and all remedies you have under state or federal law or in any instrument securing this Note.

M-Tron Industries, Inc.
Nebraska Promissory Note                                                                    Initials___
NE/4XX27073500725200004364003051404N  (c)1996, Bankers Systems, Inc., St. Cloud, MN [ILLEGIBLE]   Page 2

      C. INSURANCE BENEFITS. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

      D. PAYMENTS MADE ON MY BEHALF. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of this Note, and accrue interest at the highest post-maturity interest rate.

      E. TERMINATION. You may terminate my right to obtain advances and may refuse to make any further extensions of credit.

      F. SET-OFF. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Note against any right I have to receive money from you.

      My right receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of this Note" means the total amount to which you are entitled to demand payment under the terms of this Note at the time you set-off.

      Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay this Note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

      Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any individual Retirement Account or other tax-deferred retirement account.

      You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my account. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

      G. WAIVER. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

13. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Note. Expenses include, but are not limited to, attorneys' fees, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Note. All fees and expenses will be secured by the Property I have granted to you, if any. To the extent permitted by the United States Bankruptcy Code. I agree to pay the reasonable attorneys' fees you incur to collect this Debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

14. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Note is in effect:

      A. POWER. I am duly organised, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

      B. AUTHORITY. The execution, delivery and performance of this Note and the obligation evidenced by this Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, end will not violate any agreement to which I am a party or to which I am or any of my Property is subject.

      C. NAME AND PLACE OF BUSINESS. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

15. APPLICABLE LAW. This Note is governed by the laws of Nebraska, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Nabraska, unless otherwise required by law.

16. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the Successors and assigns of you and me.

17. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note is the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

18. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

19. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give You will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

20. CREDIT INFORMATION. I agree to supply you with whatever information you reasonably request. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

21. ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

M-Tron Industries, Inc.
Nebraska Promissory Note                                                                  Initials_____
NE/4XX27073500725200004364003051404N  (c)1996, Bankers Systems, Inc., St. Cloud, MN [ILLEGIBLE]   Page 3

A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

BORROWER:

  M-Tron Industries, Inc.

    By  DAVID L. REIN
       -------------------------
    Authorized Signer

22. SIGNATURES. By signing, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

BORROWER:

  M-Tron Industries, Inc.

    By  DAVID L. REIN
       -------------------------
    Authorized Signer

LENDER:

  First National Bank of Omaha

    By: /s/ James R. Kamm
        -----------------------------
        James R. Kamm, Vice President

M-Tron Industries, Inc.
Nebraska Promissory Note                                                                   Initials______
NE/4XX27073500725200004364003051404N  (c)(1996) Bankers Systems, Inc., St. Cloud, MN [ILLEGIBLE]   Page 4